Exhibit 99.3
For Immediate Release

Contact:	(News Media) Barbara Ciesemier +1.312.396.7461
(Investors) Adam Auvil +1.317.817.6310

CNO Financial Group Announces
Termination of Long-Term Care Reinsurance Agreements with Beechwood Re and Recapture of Assets, Liabilities and Policyholder Administration

CARMEL, Ind., September 29, 2016 - CNO Financial Group, Inc. (NYSE: CNO) announced today that its subsidiaries, Bankers Conseco Life Insurance Company (BCLIC) and Washington National Insurance Company (WNIC), are terminating reinsurance agreements with Beechwood Re (BRe) and recapturing approximately $550 million of closed block long-term care liabilities.

As previously disclosed in a Form 8-K that was filed on August 1, 2016, CNO had commenced an independent third party audit of approximately $116 million (1) of Level 3 investments that were held in trusts on behalf of BCLIC and WNIC. Based on the information obtained in the audit, CNO, along with the New York Department of Financial Services (NYDFS) and the Indiana Department of Insurance (IDOI), have concluded that a significant portion of the investments do not comply with applicable regulatory requirements for assets supporting the reinsurance agreements. As such, the NYDFS and IDOI directed BCLIC and WNIC, respectively, to remedy the resultant deficiency.

In order to protect the interests of CNO, BCLIC, WNIC and their respective stakeholders, the CNO companies have taken the following actions:

•
BCLIC and WNIC sent written notice to Wilmington Trust, N.A. (Wilmington), as trustee to the reinsurance trusts, that BCLIC and WNIC exercised their rights to immediately withdraw all assets from the trusts, and instructed Wilmington to deliver the assets to custodial accounts of BCLIC and WNIC.

•	BCLIC and WNIC gave written notice to BRe that they are terminating their reinsurance agreements with BRe, effective immediately.

•	BCLIC and WNIC recently expanded the scope of the audit to include additional Level 3 investments with a reported amount of approximately $90 million.

•
BCLIC and WNIC commenced an arbitration proceeding and demanded emergency relief, specifically, that BRe provide immediate access to certain documents and information regarding the trust assets, which will allow the audit of the aforementioned Level 3 investments to be concluded. BCLIC and WNIC are also seeking compensatory, consequential and punitive damages from BRe as part of the arbitration.

•	BCLIC and WNIC have also commenced litigation against current and former individual principals of BRe (Mark Feuer, Scott Taylor and David Levy) for the damages caused by their actions.

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September 29, 2016

•	The CNO companies are resuming responsibility for all aspects of policyholder administration. We expect no impact to policyholders as a result of these actions.

A recapture of this business requires CNO to revalue the assets and liabilities based on valuation methodologies that are consistent with the methodologies used by CNO to value its own investments and insurance liabilities. While the audit of certain Level 3 investments is still in progress, preliminary information indicates that CNO would record an after-tax charge of approximately $55 million, calculated on a pro forma basis as if a recapture of this business had occurred on June 30, 2016. The pro forma estimated impacts of a recapture are summarized below (dollars in millions):

Pro forma estimated loss:
Estimated market value adjustments related to:
Investments included in the initial scope of the audit	$(50)
Other Level 3 investments	(30)
Write-off of estimated receivables due from BRe	(18)
Increase in insurance liabilities consistent with CNO valuation assumptions (primarily related to interest rates)	(60)
Expenses incurred	(7)
Reported amount of assets held in trusts in excess of liabilities	95
Estimated loss before income tax benefit	(70)
Estimated income tax benefit	15
Estimated pro forma net loss	$(55)

The estimated pro forma net loss is based on numerous assumptions, including our current best estimate of the fair value of investments and the amount of insurance liabilities expected to be received as a result of the recapture. These estimated values are based on information currently available to us and may change based on, among other factors: (i) additional information we may obtain; (ii) the actual fair value of the related investments on the recapture date; and (iii) actual assumptions used to value the insurance liabilities.

After the adjustments summarized above, the remaining value of the Level 3 investments is $200 million (1) (including $67 million of investments included in the initial scope of the audit, $65 million included in the additional scope of the audit, and $68 million of other investments).

As a result of the recapture, related charge and additional capital required to support the assets and liabilities of this business, CNO will contribute approximately $200 million to its insurance subsidiaries. Approximately one-half of this contribution is attributable to the expected reduction in statutory surplus reflecting the charge recognized upon the recapture of the business; and approximately one-half is attributable to the expected increase in risk-based capital primarily affecting the additional credit and investment concentration risk associated with the trust assets. After giving effect to this contribution, CNO expects to have approximately $175 million of cash and investments at the holding company as of September 30, 2016, and expects its consolidated risk-based capital ratio to be approximately 450%.

In order to increase its excess capital position at the holding company, CNO has suspended its share repurchase program for the remainder of 2016. As of September 29, 2016, CNO had repurchased $203.0 million of common stock in 2016 at an average price of $17.37 per share. A recapture of the business is

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September 29, 2016

not expected to have a material impact to the ongoing free cash flow generation of the company, which is currently estimated at $75 million per quarter.

About CNO Financial Group
CNO Financial Group, Inc. (NYSE: CNO) is a holding company. Our insurance subsidiaries - principally Bankers Life and Casualty Company, Colonial Penn Life Insurance Company and Washington National Insurance Company - primarily serve middle-income pre-retiree and retired Americans by helping them protect against financial adversity and provide for a more secure retirement. For more information, visit CNO online at www.CNOinc.com.

NOTE

(1)
Based on information obtained subsequent to the filing of our August 1, 2016 Form 8-K, we have determined that the reported amount of the Level 3 investments subject to the audit was $116 million (rather than the $126 million reported in our previous Form 8-K). In addition, we determined that $58 million, $253 million and $280 million of the investments in the trust at June 30, 2016 consisted of Level 1, Level 2 and Level 3 investments, respectively (rather than the $58 million, $231 million and $302 million of Level 1, Level 2 and Level 3 investments, respectively, reported in our previous Form 8-K). After the pro forma market value adjustments of $80 million described above, the remaining value of the Level 3 investments is $200 million ($280 million minus $80 million).

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for CNO Financial's products and trends in CNO Financial's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would,"
"contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic," "guidance," "outlook" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other ''forward-looking'' information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) changes in or sustained low interest rates causing reductions in investment income, the margins of our fixed annuity and life insurance businesses, and sales of, and demand for, our products; (ii) expectations of lower future investment earnings may cause us to accelerate amortization, write down the balance of insurance acquisition costs or establish additional liabilities for insurance products; (iii) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iv) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (v) our ability to make anticipated changes to certain non-guaranteed elements of our life insurance products; (vi) our ability to obtain adequate and timely rate increases on our health products, including our long-term care business; (vii) the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (viii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (ix) changes in our assumptions related to deferred acquisition costs or the present value of future profits; (x) the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their value; (xi) our assumption that the positions we take on our tax return filings will not be successfully challenged by the Internal Revenue Service; (xii) changes in accounting principles and the interpretation thereof; (xiii) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (xiv) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xv) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xvi) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xvii) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (xviii) our ability to maintain effective controls over financial reporting; (xix) our ability to continue to recruit and retain productive agents and distribution partners; (xx) customer response to new products, distribution channels and marketing initiatives; (xxi) our ability to achieve additional upgrades of the financial strength ratings of CNO Financial

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and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital and the cost of capital; (xxii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xxiii) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets; (xxiv) availability and effectiveness of reinsurance arrangements, as well as any defaults or failure of reinsurers to perform; (xxv) the performance of third party service providers and potential difficulties arising from outsourcing arrangements; (xxvi) the growth rate of sales, collected premiums, annuity deposits and assets; (xxvii) interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems; (xxviii) events of terrorism, cyber attacks, natural disasters or other catastrophic events, including losses from a disease pandemic; (xxix) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; and (xxx) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward looking statements.

Contacts:
Media:
Barbara Ciesemier
312-396-7461
barbara.ciesemier@cnoinc.com

Investors:
Adam Auvil
317-817-6310
adam.auvil@cnoinc.com

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